UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    January 9, 2009

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended Long-Term Incentive Plan

On January 9, 2009, the Compensation Committee of the Board of Directors of Mac-Gray Corporation (the “Company”), consisting solely of independent directors (the “Committee”), approved the amendment and restatement of the Mac-Gray Corporation Long Term Incentive Plan (the “Amended LTIP”).  The Amended LTIP amends the Company’s Long-Term Incentive Plan previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 24, 2008 (the “Prior LTIP”).  Pursuant to the Amended LTIP, eligible participants may receive incentive awards of restricted stock units and stock options upon the achievement of certain financial performance goals based on the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) less interest expense and capital expenditures.  The Amended LTIP amends the Prior LTIP to provide that the performance measure target will be calculated on a per share basis using the weighted average number of shares of stock outstanding for the fiscal year determined on a diluted basis using the treasury stock method.  The Amended LTIP also amends the Prior LTIP to change the vesting formula such that a minimum of 80% of the performance goal for a particular year must be met in order for any vesting of restricted stock to occur, with such portion that vests increasing as the percentage of the performance goal achieved increases.  The foregoing description is qualified in its entirety by reference to the Amended LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 9, 2009, the Committee designated sixteen participants who are eligible for awards under the Amended LTIP and established a target award for each participant for the 2009 fiscal year.  The Chief Executive Officer and the four other named executive officers of the Company are eligible for awards under the Amended LTIP with a value equal to the following percentages of their base salary:

Stewart G. MacDonald, Jr., Chairman and CEO	150%
Michael J. Shea, Executive Vice President, Chief Financial Officer and Treasurer	100%
Neil F. MacLellan, Executive Vice President, Sales	70%
Phillip Emma, Executive Vice President, Operations	70%
Robert J. Tuttle, Executive Vice President, Technology and Information Systems	60%

In addition, under the Amended LTIP, in the event that the performance goal for a particular year is achieved at 101% or above, each executive is eligible to receive an additional stock award under the LTIP.  If the performance goal is achieved at the highest level set by the Committee (110%), then each executive is eligible to receive a stock award with a value equal to the following percentages of their base salary: Mr. MacDonald – 7.5%, Mr. Shea – 5%, Mr. MacLellan – 3.5%, Mr. Emma – 3.5%, and Mr. Tuttle – 3.0%.

In connection with the Amended LTIP, the Committee approved four new forms of restricted stock unit agreements to be used for awards under the Amended LTIP, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5.

Senior Executive Incentive Plan

On January 14, 2009, the Committee approved the 2009 cash award targets under the Mac-Gray Corporation Senior Executive Incentive Plan (the “EIP”).  The EIP was filed as Exhibit 10.4 to the Company’s Form 8-K filed on January 24, 2008.  For 2009, the Chief Executive Officer and four other named executive officers of the Company are eligible for target cash awards under the EIP equal to the following percentages of their base salary:

Stewart G. MacDonald, Jr., Chairman and CEO	70%
Michael J. Shea, Executive Vice President, Chief Financial Officer and Treasurer	60%
Neil F. MacLellan, Executive Vice President, Sales	60%
Phillip Emma, Executive Vice President, Operations	60%
Robert J. Tuttle, Executive Vice President, Technology and Information Systems	60%

In addition to the target award, in the event that one or more of the performance goals under the EIP are achieved at a specified level which is more than 100%, each executive is eligible to receive an additional cash bonus.  If every performance goal is achieved at the highest level above 100% set by the Committee, then each executive is eligible to receive a cash award equal to the following percentages of their base salary: Mr. MacDonald - 35% and each of Messrs. Shea MacLellan, Emma and Tuttle — 30%.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

10.1                           Mac-Gray Corporation Long Term Incentive Plan

10.2                           Form of Restricted Stock Unit Agreement (Cash Settled Target Award)

10.3                           Form of Restricted Stock Unit Agreement (Stock Settled Target Award)

10.4                           Form of Restricted Stock Unit Agreement (Cash Settled Excess Award)

10.5                           Form of Restricted Stock Unit Agreement (Stock Settled Excess Award)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 15, 2009	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mac-Gray Corporation Long Term Incentive Plan, filed herewith.

10.2	Form of Restricted Stock Unit Agreement (Cash Settled Target Award), filed herewith.

10.3	Form of Restricted Stock Unit Agreement (Stock Settled Target Award), filed herewith.

10.4	Form of Restricted Stock Unit Agreement (Cash Settled Excess Award), filed herewith.

10.5	Form of Restricted Stock Unit Agreement (Stock Settled Excess Award), filed herewith.